UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2013

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

Commission File Number:  000-33021

South Carolina	57-1126200
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1111 W. Poinsett Street

Greer, South Carolina 29650

(Address of principal executive offices, including zip code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective May 3, 2013, the Written Agreement issued by the Federal Reserve Bank (“FRB”) against Greer Bancshares Incorporated (the “Company”) dated July 7, 2011 was terminated as a result of the improvement in the overall condition of the Company and was replaced with a Memorandum of Understanding (“FRB MOU”), which became effective May 29, 2013 upon final execution of the documents by the Company and the FRB. The FRB MOU is a step down in corrective action requirements as compared to the Written Agreement and reflects an improvement in the overall condition of the Company from “troubled” to “less than satisfactory”. The FRB MOU requires the Company, among other things, to (i) preserve its cash; (ii) obtain the written consent of its supervisory authorities prior to paying any dividends with respect to its common or preferred stock or trust preferred securities, purchasing or redeeming any shares of its stock or incurring, increasing or guaranteeing any debt; and (iii) submit quarterly reports to the FRB regarding the Company’s actions to comply with the requirements of the FRB MOU. As of July 16, the Company is in compliance with all requirements of the FRB MOU.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

The following exhibits are filed as part of this report:

Exhibit

Number

Description

10.1

Memorandum of Understanding, dated May 29, 2013, by and between Greer Bancshares Incorporated and the Federal Reserve Bank of Richmond.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greer Bancshares Incorporated

Date: July 16, 2013	By:	/s/ J. Richard Medlock, Jr. _______________________________
J. Richard Medlock, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number

Description

10.1

Memorandum of Understanding, dated May 29, 2013, by and between Greer Bancshares Incorporated and the Federal Reserve Bank of Richmond.